Exhibit 10

Consent of Independent Registered Public Accounting Firm

The Board of Directors

American Fidelity Assurance Company, and

Contract Owners

American Fidelity Separate Account C:

We consent to the use of our reports included herein and the reference to our firm under the heading “Custodian and Independent Registered Public Accounting Firm” in the Statement of Additional Information.

KPMG LLP

Oklahoma City, Oklahoma

April 29, 2008